UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2005

ORTHOVITA, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 640-1775

Not applicable.

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Reference is made to the Revenue Interests Assignment Agreement (the “Agreement”), dated as of October 16, 2001, between Orthovita, Inc. (the “Company”) and Royalty Financial Company LLC, as successor-in-interest to Paul Royalty Fund I, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed on November 27, 2001. Beginning in 2004, the parties to the Agreement have amended the Agreement on an annual basis to reduce the advance payments required to be paid by the Company with respect to its revenue interest obligation for the subject year. In January 2004, the advance payment for the year ended December 31, 2004 was reduced from $2,000,000 to $1,100,000. On February 1, 2005, the advance payment for the year ended December 31, 2005, was reduced from $3,000,000 to $1,600,000. Most recently, on December 19, 2005, the advance payment for the year ending December 31, 2006, was reduced from $3,000,000 to $1,750,000. Each of the amended advance payments represents the amounts negotiated by the parties. The Company intends to file the amendments referenced herein as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

By:	/s/ Joseph M. Paiva
Joseph M. Paiva
Chief Financial Officer

Dated: February 8, 2006